Exhibit 10.3

Execution Version

08/30/10

TO BE FORMALIZED IN SPANISH

BEFORE A MEXICAN NOTARY PUBLIC

English Version

for Information Purposes Only

PLEDGE WITHOUT TRANSFER OF POSSESSION AGREEMENT (Contrato de Prenda sin Transmisión de Posesión) dated August 30, 2010 (this “Agreement”), entered into by and among Kansas City Southern de México, S.A. de C.V. (“KCSM”), Arrendadora KCSM, S. de R.L. de C.V. (“Arrendadora”), Highstar Harbor Holdings Mexico, S. de R.L. de C.V. (“HHH”), MTC Puerta Mexico, S. de R.L. de C.V. (“MTC”), and Vamos a México, S.A. de C.V. (“VAM” and together with KCSM, Arrendadora, HHH and MTC, the “Pledgors” and each a “Pledgor”), and Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as Collateral Agent, acting on its own behalf and on behalf and for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below), as pledgee (in such capacity, the “Pledgee”), including their successors and assigns, pursuant to the following Recitals, Representations and Clauses:

RECITALS

(a) WHEREAS, KCSM, as borrower (the “Borrower”), entered into a Credit Agreement dated the date hereof for the maximum principal amount of US$100,000,000.00 (one hundred million dollars 00/100, currency of the United States of America) (as amended, supplemented, amended and restated, or otherwise modified, from time to time, the “Credit Agreement”), with the various financial institutions and other persons from time to time parties thereto or that subsequently became parties thereto (including their successors and assigns) (collectively, the “Lenders”), The Bank of Nova Scotia, as administrative agent (in such capacity, the “Administrative Agent”), the Pledgee, as Collateral Agent, and The Bank of Nova Scotia and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners. A copy of the Credit Agreement as in effect on the date hereof is attached hereto as Exhibit A. The parties hereto hereby acknowledge that they know the contents of the Credit Agreement as of the date hereof and have agreed to its terms.

(b) WHEREAS, pursuant to the Subsidiary Guaranty dated the date hereof, the Pledgors guaranteed, jointly and severally, the due and punctual satisfaction of the Obligations (as defined in the Credit Agreement).

(c) WHEREAS, in order to induce the Pledgee, the Administrative Agent, the Lenders and the Issuers (as defined in the Credit Agreement) to execute and deliver the Credit Agreement and to make (or participate in) the Credit Extensions (as defined in the Credit Agreement) and certain Secured Parties to enter into Hedging Agreements (as defined in the Credit Agreement), each of the Pledgors, pursuant to Section 5.1.8(a), and other applicable provisions of the Credit Agreement, has agreed to enter into this Agreement in order to create a first priority pledge without transfer of possession, in accordance with Title II, Chapter IV, Section Seventh of the General Negotiable Instruments and Credit Transactions Law (Ley General de Títulos y Operaciones de Crédito; the “LGTOC”), over the Pledged Assets (as defined below) in favor of the Pledgee, on its own behalf and on behalf and for the benefit of the Secured Parties, to secure the Obligations.

REPRESENTATIONS

I. Each Pledgor represents, through its attorney-in-fact, that:

(a) It is a sociedad anónima de capital variable or a sociedad de responsabilidad limitada de capital variable duly incorporated and validly existing under the laws of the United Mexican States (“Mexico”), as evidenced by the public deeds attached hereto as Exhibit B.

(b) It is the owner, free of any liens, charges, encumbrances or ownership limitations (other than the pledge created hereunder) of the Pledged Assets that it pledges hereunder.

(c) The execution, delivery and performance by it of, and the granting of security interests under this Agreement do not (i) violate (A) its by-laws or any other constitutional documents, (B) any law, regulation, judgment or order applicable to it or (C) any contract, agreement, deed or other instrument to which it is a party or to which its properties are subject or (ii) result in the creation or imposition of any lien, claim or rights of third parties upon or with respect to any such properties other than the pledge created under this Agreement, except in the case under clauses (i)(B) or (i)(C) above, where such violation would not reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

(d) It has full power and authority to enter into, and perform its obligations hereunder, which constitute valid and binding obligations of each Pledgor, enforceable against each Pledgor in accordance with their terms, except in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(e) It is not required to obtain any authorization, consent or approval from, or registration with, any individual or corporation or governmental authority for (i) the execution or the validity or enforceability of this Agreement, (ii) the perfection or maintenance of the pledge created hereby (including the first priority nature of such pledge) or (iii) for the exercise by the Pledgee of its rights provided for in this Agreement or the remedies in respect of the Pledged Assets pursuant to this Agreement, except for the execution of the public deed that contains this Agreement and the registration of the first official copy (primer testimonio) of the public deed that contains this Agreement with (A) the Mexican Rail Registry (Registro Ferroviario Mexicano, the “RFM”) maintained by the Ministry of Communications and Transportations (Secretaría de Comunicaciones y Transportes) pursuant to Article 204, Section IV, of the Rail Service Regulations (Reglamento del Servicio Ferroviario, the “RSF”), (B) the Public Registry of Property and Commerce (Registro Público de la Propiedad y del Comercio, the “RPPC”) of the corporate domicile of each Pledgor, and (C) the Registry of Guaranties on Movable Assets (as such term is defined below).

(f) In order to secure the full and timely satisfaction of the Obligations, the Pledgors agree pursuant to this Agreement to grant a first priority pledge without transfer of possession over the Pledged Assets in favor of the Pledgee, acting on its own behalf and on behalf and for the benefit of the Secured Parties.

(g) Its representatives are duly authorized to execute this Agreement (with the authority to execute acts of ownership) on behalf of each Pledgor and to bind each Pledgor to the terms of this Agreement, as evidenced by the powers-of-attorney attached hereto as Exhibit C; such authorities have not been revoked or modified in any manner whatsoever.

(h) By executing this Agreement, each Pledgor expressly recognizes (i) the Pledgee’s authority to act on its own behalf and on behalf and for the benefit of the Secured Parties, and (ii) the legal capacity and authority of the representatives of the Pledgee to execute this Agreement in the name and on behalf of the Pledgee.

II. The Pledgee represents, through its attorney-in-fact, that to the date hereof:

(a) It is a banking institution duly organized and existing under the laws of Mexico, acting as Collateral Agent on its own behalf and on behalf and for the benefit of the Secured Parties.

(b) It executes this Agreement in order to receive the first priority pledge without transfer of possession granted on the Pledged Assets pursuant to this Agreement, for its benefit and on behalf and for the benefit of the Secured Parties.

(c) Its representative has sufficient authority to execute this Agreement on its behalf, as evidenced by the powers-of-attorney attached hereto as Exhibit D; such authority, to this date, has not been revoked or modified in any manner whatsoever.

NOW, THEREFORE, in consideration of the foregoing Recitals and Representations, the parties hereto agree to the following:

CLAUSES

Clause First. Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning given to them in the Credit Agreement. The following terms shall have the following meanings:

“Agreement” has the meaning specified in the preamble of this Agreement.

“Arrendadora” has the meaning specified in the preamble of this Agreement.

“Borrower” has the meaning specified in paragraph (a) of the Recitals of this Agreement.

“Collateral Agent” has the meaning specified in paragraph (a) of the Recitals of this Agreement.

“Credit Agreement” has the meaning specified in paragraph (a) of the Recitals of this Agreement.

“HHH” has the meaning specified in the preamble of this Agreement.

“Indemnified Party” has the meaning specified in Clause Twelfth of this Agreement.

“Issuers” has the meaning specified in the Credit Agreement.

“KCSM” has the meaning specified in the preamble of this Agreement.

“Lenders” has the meaning specified in paragraph (a) of the Recitals of this Agreement.

“LGTOC” has the meaning specified in paragraph (c) of the Recitals of this Agreement.

“Loan Documents” has the meaning specified in the Credit Agreement.

“Mexico” has the meaning specified in Representation I (a) of this Agreement.

“MTC” has the meaning specified in the preamble of this Agreement.

“Obligations” has the meaning specified in the Credit Agreement.

“Pledged Assets” has the meaning specified in Clause Second of this Agreement.

“Pledgee” has the meaning specified in the preamble of this Agreement.

“Pledgors” has the meaning specified in the preamble of this Agreement.

“Registry of Guaranties on Movable Assets” means the guaranty section in the public registry of commerce corresponding to the corporate domicile of the Pledgors, pursuant to the provisions of the amending decree upon which certain provisions to the Commerce Code are added (Decreto por el que se reforman y adicionan algunas disposiciones del Código de Comercio) as published in the Official Daily Gazette of the Federation on August 27, 2009.

“RFM” has the meaning specified in Representation I (e) of this Agreement.

“RPPC” has the meaning specified in Representation I (e) of this Agreement.

“RSF” has the meaning specified in Representation I (e) of this Agreement.

“Secured Parties” has the meaning specified in the Credit Agreement.

“VAM” has the meaning specified in the preamble of this Agreement.

Clause Second. Creation of the Pledge. (a) Each Pledgor hereby grants a first priority pledge without transfer of possession in favor of the Pledgee, acting on its own behalf and on behalf and for the benefit of the Secured Parties, in accordance with Title II, Chapter IV, Section Seventh of the LGTOC, over (i) in the case of KCSM and Arrendadora, the locomotives listed and described in Exhibit E and any and all rights they may have in connection thereto, and (ii) in the case of all the Pledgors, all present and future accounts receivable from customers, received, acquired or owned by, each Pledgor as a result of their operations and business activities, and all cash or payments in kind resulting from the collection of such accounts receivable (such locomotives, rights, cash and payments in kind, together with the proceeds and products derived of the foregoing, the “Pledged Assets”), to secure the prompt and full satisfaction of the Obligations (including any obligations under the Hedging Agreements (as defined in the Credit Agreement)).

(b) As required under Articles 365, 366 and 376 of the LGTOC and 204, 205, 206 and 212 of the RSF, the Pledgors:

(1) on the date hereof, execute and formalize this Agreement before a notary public;

(2) shall file for registration, within fifteen (15) calendar days following the date hereof (with such extensions as the Pledgee may grant in its sole discretion), this Agreement before the RFM and the RPPC;

(3) shall file this Agreement for registration with the Registry of Guaranties on Movable Assets within fifteen (15) business days after the date on which such registry starts operating (with such extensions as the Pledgee may grant in its sole discretion); and

(4) shall obtain and deliver to the Pledgee written confirmation, in terms satisfactory to the Pledgee, of the registration of this Agreement with (A) the RFM, within twenty (20) Business Days from the date of its filing before the RFM (with such extensions as the Pledgee may grant in its discretion), and (B) the RPPC and the Registry of Guaranties on Movable Assets, within one hundred and twenty (120) calendar days from the date of its filing before the RPPC and the Registry of Guaranties on Movable Assets, respectively (with such extensions as the Pledgee may grant in its sole discretion).

The Pledgors shall pay any registration fees, taxes, notary public fees and any related fees, costs and expenses incurred in connection with the formalization and registration of this Agreement as aforesaid and pursuant to Clause Fourth hereof. The Pledgee shall in no event be liable for any of such fees, taxes costs or expenses. The rejection or delay by any registry of the registration of this Agreement shall in no way affect the obligations of the Pledgors under this paragraph (b).

Clause Third. Material Possession of Pledged Assets. Each Pledgor, as the case may be, shall maintain material possession of the Pledged Assets in accordance with Article 346 of the LGTOC (except to the extent that, consistent with industry practices, such Pledgor permits others to use the locomotives that form part of the Pledged Assets) and will be subject to all obligations and responsibilities established in Articles 361 and 380 of the LGTOC.

Clause Fourth. Use of the Pledged Assets; Release of Pledged Assets. In accordance with Article 356 of the LGTOC, each Pledgor, as the case may be, shall:

(a) have the right to use the Pledged Assets in the normal course of its business or as permitted by the Loan Documents (and, consistent with industry practices, to permit others to use the locomotives that form part of the Pledged Assets), as long as the value of the Pledged Assets is reduced solely as a result of such use, and receive and use the proceeds and products of the Pledged Assets;

(b) except for Dispositions (as defined in the Credit Agreement) of specific Pledged Assets permitted by the Credit Agreement, abstain from carrying any acts which would reasonably be expected to result in a material decrease in the value of the Pledged Assets;

(c) have the right to receive payments and use any and all proceeds derived from the Pledged Assets in the ordinary course of business or as permitted by the Loan Documents; and

(d) notify the Pledgee within five (5) calendar days after a Responsible Officer (as defined in the Credit Agreement) obtains knowledge of the occurrence of any act or fact which results in the destruction, loss or material damage or material decrease in value of the Pledged Assets.

The parties agree that Arrendadora and KCSM may release any of the locomotives listed in Exhibit E hereto from the pledge created hereby without the prior consent of the Pledgee, if the Pledgor pledges additional locomotives under this Agreement in substitution of the locomotives that it intends to release and such additional locomotives have at least the same book value as the locomotives to be released. For such purposes:

(A) Prior to releasing any locomotives, the relevant Pledgor shall deliver written notice to the Pledgee indicating the locomotives to be released and listing the new locomotives that, in substitution thereof, will be subject to the pledge hereunder.

(B) As soon as practicable after receipt of such notice, the Pledgors and the Pledgee shall formalize an amendment agreement before a notary public, in form and substance reasonably acceptable to the Pledgee, to reflect the release of locomotives and the pledge of the new locomotives. Such amendment agreement shall (a) contain representations by the relevant Pledgor, in terms satisfactory to the Pledgee, to the effect that (i) such Pledgor is the owner of such new locomotives, (ii) such locomotives are free of any liens or encumbrances (other than those created by such amendment agreement), (iii) no authorizations are required in order to pledge the new locomotives, (iv) its representative has the authority to pledge the new locomotives, and (v) the book value of the new locomotives to be pledged is at least equal to the book value of the locomotives to be released, and (b) be accompanied by evidence of ownership of the new locomotives reasonably acceptable by the Pledgee.

(C) As required by Articles 365, 366 and 376 of the LGTOC and 204, 205, 206 and 212 of the RSF, the relevant Pledgor (a) shall file such amendment agreement for registration before the RFM, the RPPC and the Registry of Guaranties on Movable Assets (once and if the Registry of Guaranties on Movable Assets commences operations), within fifteen (15) calendar days following the date thereof (with such extensions as the Pledgee may grant in its sole discretion) and (b) shall obtain and deliver to the Pledgee written confirmation, in terms satisfactory to the Pledgee, of the registration of such amendment agreement with (i) the RFM, within twenty (20) Business Days from the date of its filing (with such extensions as the Pledgee may grant in its sole discretion), and (ii) the RPPC and the Registry of Guaranties on Movable Assets, within one hundred and twenty (120) calendar days following the date of its filing with such registries, respectively (with such extensions as the Pledgee may grant in its sole discretion).

Should the Pledgors desire to release any other Pledged Assets from the pledge created hereby, the prior written consent of the Pledgee shall be required.

Clause Fifth. Covenants.

Until the Termination Date (as defined in the Credit Agreement), each Pledgor shall:

(1) abstain from selling, assigning, disposing of or granting any option rights on the Pledged Assets, except for Dispositions of specific Pledged Assets permitted by the Loan Documents, as well as from creating or allowing the existence of any lien or limitation of the ownership rights on or with respect to any of the Pledged Assets (other than the pledge without transfer of possession under this Agreement);

(2) except for Dispositions of specific Pledged Assets permitted by the Loan Documents, abstain from performing acts or from not performing them when such performance or non-performance may reasonably be expected to materially decrease the value of the Pledged Assets or result in a material portion of the Pledged Assets ceasing to exist;

(3) deliver to the Pledgee information related to the Pledged Assets and allow the Pledgee or any third party designated by the Pledgee to inspect, audit or obtain copies or extracts of all registries and documents in possession of any Pledgor in connection with the Pledged Assets, all on the terms and conditions set forth in Section 7.1.5 of the Credit Agreement, and at the Pledgee’s request, deliver to the Pledgee certified copies of any such registries and documents, provided that copies of the requested documents shall be delivered within a period of ten (10) Business Days (with such extensions as the Pledgee may grant in its sole discretion);

(4) at any time, at its own expense, execute and promptly deliver the instruments and additional documents and take all necessary or required additional actions, or reasonably requested by the Pledgee, in order to perfect or protect the security interest granted hereunder or to allow the Pledgee to exercise its rights and remedies hereunder, including, without limitation, the actions referred to in Clause Second, paragraph (b) of this Agreement;

(5) at all times maintain the Pledged Assets in good repair, working order and condition (ordinary wear and tear excepted) in the manner contemplated by the Credit Agreement and respond for any loss, damage or impairment suffered by any the Pledged Assets; and

(6) maintain the locomotives that form a part of the Pledged Assets on the railways concessioned to the Borrower or on any other railways which the Borrower has right to use, or over which such locomotives may operate or in the maneuvering lots of the Borrower, or of clients or suppliers of the Borrower (in the last two cases, exclusively on a temporary basis).

Clause Sixth. Inspection. The Pledgee shall have the right to appoint a person to inspect the Pledged Assets in order to establish their value and state of conservation on the terms and conditions set forth in Section 7.1.5 of the Credit Agreement.

Clause Seventh. Continuing Pledge; Term. (a) The pledge without transfer of possession granted hereunder shall be in effect and may not be cancelled or reduced prior to the Termination Date, except, as to any specific Pledged Assets, to the extent a Disposition of such Pledged Assets is permitted by the Loan Documents and is consented by the Pledgee.

(b) The parties hereby agree that the Pledged Assets secure the Obligations in their entirety, therefore, the Pledgors are not entitled to request any full or partial release of the Pledged Assets for any partial payments of the Loans (as defined in the Credit Agreement) and hereby expressly waives, to the greatest extent permitted by law, its rights under Article 349 of the LGTOC.

Clause Eighth. Enforcement. (a) If an Event of Default (as defined in the Credit Agreement) has occurred and is continuing, the Pledgee may enforce, at the expense of the Pledgors, the pledge granted under this Agreement, following the appropriate extrajudicial or judicial procedures established under Chapters One and Two, Title Third Bis, Book Fifth of the Commerce Code (Código de Comercio) or, at the election of the Pledgee, such other procedures applicable under applicable law.

(b) Each Pledgor hereby expressly waives, to the fullest extent permitted by law, to the three (3) years statute of limitations set forth in Article 375 of the LGTOC, and to any and all notices, advertisements, hearings or law proceedings in connection with the exercise by the Pledgee of any of its rights and remedies hereunder and under applicable law.

(c) Proceeds resulting from the enforcement of the Pledgee’s rights and remedies hereunder shall be applied in accordance with Section 4.7 of the Credit Agreement.

(d) The Pledgee shall be exclusively entitled to initiate any legal proceeding in connection with this Agreement in order to protect its rights hereunder, foreclose all or a portion of the Pledged Assets or otherwise.

Clause Ninth. Notices. All notices and other communications related to this Agreement, shall be in writing, in the English and Spanish languages, and shall be delivered or sent to the domiciles or facsimile numbers set forth below, or in any other domicile or facsimile number designated by each party or its representatives by written notice to the other party. Such notices and communications shall be delivered or sent (i) by hand, (ii) by courier, or (iii) by facsimile. The parties for such effects designate the following domiciles:

The Pledgors:

Kansas City Southern de México, S.A. de C.V.

Arrendadora KCSM, S. de R.L. de C.V.

Highstar Harbor Holdings México, S. de R.L. de C.V.

MTC Puerta México, S. de R.L. de C.V.

Vamos a México, S.A. de C.V.

Montes Urales No. 625

Col. Lomas de Chapultepec

11000, México D.F.

Facsimile: (5255) 9178 5600 ext. 22179

Telephone: (5255) 9178 5647

Attention: Legal Department (Departamento Jurídico)

The Pledgee:

Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat

Blvd. Manuel Ávila Camacho No. 1, 2nd floor

Col. Lomas de Chapultepec, P.C. 11009

México, D.F.

Telephone: 5255 52292369

Facsimile: 5255 52292010

Attention: Marcela Castillo Nogueron

Email: mcastillon@scotiabank.com.mx

cc: The Bank of Nova Scotia

720 King Street West, 2nd Floor Toronto, Ontario Canada M5V2T3

GWS-Agency & U.K. Loan Operations

Telephone: 416 6494006

Facsimile: 416 3505701

Attention: Russell Tan

Email: russell_tan@scotiacapital.com

(b) Any party may change its domicile to receive notices pursuant to this Agreement by giving written notice not less than five (5) Business Days prior to the date on which such change shall become effective in accordance with the provisions of this Clause Ninth.

(c) Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter; provided that, as long as it is authorized by applicable law, the impossibility of delivering notices due to changes in the addresses that have not been notified to the other party hereto, or the refusal of any party to accept any notice, shall be considered received on the date of such delivery to the prior address or refusal to accept a notice.

Clause Tenth. Expenses. The Pledgors agree to pay or reimburse the Pledgee and the Secured Parties any and all reasonable and documented fees, costs and expenses, of any kind or nature, incurred in connection with the creation, preservation and protection of the pledge created hereunder, including, without limitation, all taxes and reasonable and documented expenses relating to recording or filing of instruments and documents before the public registries and/or authorities, payment or termination of any lien or tax on, or related to, the Pledged Assets. The Pledgors additionally agree that in case the Obligations are not timely complied with, the Pledgors shall pay any and all reasonable and documented fees, costs and expenses of any kind or nature incurred by the Pledgee or the Secured Parties in connection with (i) the enforcement and foreclosure of the pledge on the Pledged Assets, whether by judicial or extrajudicial proceedings, or (ii) any actions, demands, claims or proceedings arising from or relating to the Pledged Assets. The Pledgors’ obligations under this Clause Tenth shall continue in full force and effect notwithstanding the termination of the Credit Agreement.

Clause Eleventh. Waiver; Amendment. (a) None of the terms and conditions of this Agreement may be amended, modified, waived, or varied in any manner whatsoever unless evidenced in writing and duly signed by all the parties hereto.

(b) The omission or delay by the Pledgee in the exercise of any of its rights under this Agreement, or its partial exercise, shall not be deemed or construed as a waiver of such rights, remedies, authority or privileges. The service or demand performed upon the Pledgors shall not be deemed or construed as a waiver of the rights of the Pledgee to perform any other or subsequent action without the need of notice or demand as long as such action is allowed to be performed by the Pledgee without the need of notice or demand in accordance with the terms of this Agreement.

Clause Twelfth. Indemnity. Each of the Pledgors, jointly and severally agrees to indemnify and hold harmless the Pledgee, the Secured Parties and their respective affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any litigation or proceeding or preparation of a defense in connection therewith) this Agreement, any of the transactions contemplated herein, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, willful misconduct or bad faith (culpa grave, dolo o mala fe). In the case of litigation or other proceeding to which the indemnity in this Clause Twelfth applies, such indemnity shall be effective whether or not such litigation or proceeding is brought by any party to the Credit Agreement, its directors, partners shareholders or creditors or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

Clause Thirteenth. Severability. If any provision of this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction shall not invalid any other provision of this Agreement, and such prohibition or unenforceability in any jurisdiction shall not void the enforceability of such provision in any other jurisdiction.

Clause Fourteenth. Assignment. The Pledgors may not assign, transfer or in any other manner dispose of any of their rights or obligations hereunder without the prior written consent of the Pledgee. The Pledgee may assign its rights hereunder in accordance with the provisions set forth in the Credit Agreement.

Clause Fifteenth. Insurance. (a) The Pledgors shall maintain the locomotives that form part of the Pledged Assets insured in the manner provided for in the Credit Agreement

(b) Notwithstanding the provisions of the Credit Agreement, the insurance policy or policies (or their endorsements) covering the locomotives pledged hereunder shall expressly provide that the Pledgee, acting on its own behalf and on behalf and for the benefit of the Secured Parties, is the additional insured and loss payee. The Pledgors shall deliver evidence of such insurance policies and endorsement to the Pledgee recognizing the Pledgee as the additional insured and loss payee within thirty (30) calendar days following the date of execution of this Agreement and within such period of time after each insurance policy is renewed or obtained (in each case, with the extensions as the Pledgee may grant in its sole discretion).

Clause Sixteenth. Release of Pledge. Promptly after the Termination Date, the Pledgee agrees to execute any documents that are necessary in order to release the pledge created hereunder at the cost and expense of the Pledgors.

Clause Seventeenth. Additional Security. This Agreement and the security hereby created shall be in addition to and not in substitution for or derogation of any other security (whether given by the Pledgors or otherwise) now or from time to time hereafter held by the Pledgee in respect of or in connection with any or all of the Obligations.

Clause Eighteenth. Novation, Modification, Etc. The pledge contemplated in this Agreement shall not constitute novation, amendment, payment or conveyance as payment of any of the Obligations.

Clause Nineteenth. Exhibits. All the Exhibits hereto are an integral part of this Agreement, as if such Exhibits were inserted in the text of this Agreement.

Clause Twentieth. Headings. The Clause headings appearing herein are included solely for convenience and shall not be construed to affect the interpretation of any provision of this Agreement.

Clause Twenty First. Appraiser. (a) In accordance with Article 363 of the LGTOC and Article 1414 Bis of the Commerce Code, the parties hereby agree to designate an expert appraiser authorized by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), or a Mexican banking institution, (different than the Pledgee or the Secured Parties) that shall be authorized by the Pledgee, as expert appraiser of the Pledged Assets, if required; provided that the fees and expenses of such expert appraiser shall be paid by the Pledgors, jointly and severally.

(b) In the event the Pledgors fail to pay the fees and expenses of the expert appraiser, the Pledgee may (but shall not be required to) pay such fees and expenses, in which event the Pledgee may collect from the Pledgors any amounts paid that are duly documented, plus interest calculated at the default interest rate provided for the Revolving Loans (as such term defined in the Credit Agreement); provided that (i) such interest shall accrue from date on which such payment was made by the Pledgee, until the amounts owed are paid in full to the Pledgee, and (ii) such amounts shall constitute Obligations.

Clause Twenty Second. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the federal laws of Mexico. For the interpretation, construction, performance and enforcement of this Agreement, the parties irrevocably submit to the jurisdiction of the federal courts located in the Federal District, and waive any right to any jurisdiction to which they may be entitled by reason of their respective present or future domicile.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties execute and deliver this Agreement as of the date first above written.

PLEDGOR KANSAS CITY SOUTHERN DE MÉXICO, S.A. de C.V. /s/ Rodrigo Flores León BY: Rodrigo Flores León TITLE: Attorney-in-Fact
PLEDGOR ARRENDADORA KCSM. S. DE R.L. DE C.V. /s/ Rodrigo Flores León BY: Rodrigo Flores León TITLE: Attorney-in-Fact
PLEDGOR HIGHSTAR HARBOR HOLDINGS MEXICO, S. DE R.L. de C.V. /s/ Rodrigo Flores León BY: Rodrigo Flores León TITLE: Attorney-in-Fact

PLEDGOR MTC PUERTA MEXICO, S. DE R.L. de C.V. /s/ Rodrigo Flores León BY: Rodrigo Flores León TITLE: Attorney-in-Fact
PLEDGOR VAMOS A MÉXICO, S.A. de C.V. /s/ Rodrigo Flores León BY: Rodrigo Flores León TITLE: Attorney-in-Fact

THE PLEDGEE

Scotiabank Inverlat, S.A., Institución de Banca Múltiple,

Grupo Financiero Scotiabank Inverlat,

as Collateral Agent, acting on its own behalf and

on behalf and for the benefit of the Secured Parties

        /s/ Oscar Pedro Alvarado Estevez

BY: Oscar Pedro Alvarado Estevez

TITLE: Attorney-in-Fact

EXHIBIT A

CREDIT AGREEMENT

EXHIBIT B

CHARTER (CONSTITUTIVA Y ESTATUTOS) OF

EACH PLEDGOR

EXHIBIT C

POWER-OF-ATTORNEY OF REPRESENTATIVE

OF EACH PLEDGOR

EXHIBIT D

POWER-OF-ATTORNEY OF

REPRESENTATIVE OF PLEDGEE

EXHIBIT E

LIST AND DESCRIPTION OF LOCOMOTIVES